Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Clearwater Paper Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842 - Leases.

/s/ KPMG LLP
Seattle, Washington May 27, 2020